UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2006
Telecomm Sales Network, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	333-123365	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 Morlake Drive - Suite 201 - Mooresville, NC 28117
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (512) 236-0925

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Effective August 1, 2006, EnviroSystems, Inc., ("ESI") the wholly owned subsidiary of Telecomm Sales Network, Inc. ("Telecomm") entered into a manufacturing agreement (the "Manufacturing Agreement") with Minntech Corporation, a Minnesota corporation ("Minntech") pursuant to which Minntech has agreed to be the exclusive U.S. manufacturer of EnviroSystems' disinfectant product (the "Product").

The Manufacturing Agreement provides the terms and conditions pursuant to which Minntech will manufacture and supply to ESI all of ESI's requirements for the Product.  Manufacturing of the Product is expected to commence sometime in December  2006.  The Manufacturing Agreement has a term of three years commencing after the first shipment of commercial quantities of the Product by Minntech to ESI, provides for automatic one year renewals if not terminated by one of the parties..  The Manufacturing Agreement may be terminated by either party upon 90 days prior written notice.

Telecomm intends to seek confidential treatment of certain terms contained in the Manufacturing Agreement, which will be filed with Telecomm's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

Exhibits
EX-99.1	Press Release, dated September 14, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove President, Chief Executive Officer